Exhibit 10.5

409A Amendment

to the

Gratz National Bank

Executive Deferred Compensation Agreement for

The Gratz National Bank (“Bank”) and                                      (“Executive”) originally entered into the Gratz National Bank Executive Deferred Compensation Agreement (“Agreement”) on                               , which was subsequently amended on                                     . Pursuant to Section XXII of the Agreement, the Bank and the Executive hereby adopt this 409A Amendment, effective                                         .

RECITALS

This Amendment is intended to bring the Agreement into compliance with the requirements of Internal Revenue Code Section 409A. Accordingly, the intent of the parties hereto is that the Agreement shall be operated and interpreted consistent with the requirements of Section 409A. Therefore, the following changes shall be made:

1.                                      Section III, “Election of Deferred Compensation”, shall be deleted in its entirety and replaced with the following Section III:

ELECTION OF DEFERRED COMPENSATION

The Executive shall, at the same time as entering into this Agreement, file a written statement with the Bank notifying the Bank as to the percent (%) or dollar amount of salary and compensation as defined in Section II that is to be deferred.

2.                                      Section III (A) shall be added relating to the rules regarding deferral elections, as follows:

Deferral Elections -In General:

In any Plan Year during which Executive defers compensation (as defined herein), Executive shall file a Deferral Election Form for any compensation deferred. Such form shall be filed with the Plan Administrator no later than the close of the Executive’s taxable year next preceding the service year, and such election and is effective only to defer compensation that has not yet been earned by the Executive at the time of the election.

A deferral election submitted for a particular year may continue to be valid for succeeding years until changed or modified. Deferral elections, once made, however, are irrevocable as of the last permissible date on which such deferral elections may be made.

Initial Deferral Election(s):

1

Upon notification of eligibility in this Agreement during the initial Plan Year, and if Executive elects to defer compensation, Executive shall deliver to the Plan Administrator:

(a)               a Deferral Election Form, signed and dated;

(b)               a Beneficiary Form, signed and dated.

Executive shall deliver such forms to the Plan Administrator within thirty (30) days of notification of eligibility, and shall set forth on the forms the amount of compensation to be deferred.

Subsequent Changes to Time and Form of Payment:

The Bank may permit a subsequent change to form and timing of payments (a “subsequent deferral election”). Any such change shall be considered made only when it becomes irrevocable under the terms of the Agreement. Any subsequent deferral election will be considered irrevocable not later than thirty (30) days following acceptance of the change by the Plan Administrator, subject to the following rules:

(1)         the subsequent deferral election may not take effect until at least twelve (12) months after the date on which the election is made;

(2)         the payment (except in the case of death, disability, or unforeseeable emergency) upon which the subsequent deferral election is made is deferred for a period of not less than five years from the date such payment would otherwise have been paid; and

(3)         in the case of a payment made at a specified time, the election must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

3.                                      Section VIII, “Payment of Monthly Installments”, shall be deleted in its entirety and replaced with the following Section VIII:

PAYMENT OF MONTHLY INSTALLMENTS

Installment payments of deferred amounts shall commence on the first day of the calendar month following the Executive’s Separation from Service due to resignation, removal, failure to be re-elected, or the Executive’s sixty-fifth (65th) birthday.

4.                                      Section “XII”, “Modification”, shall be relabeled Section XXII.

5.                                      The following provision regarding “Separation from Service” distributions shall be added as a new subsection XXV, as follows:

Separation from Service:

2

Notwithstanding anything to the contrary in this Agreement, to the extent that any benefit under this Agreement is payable upon a “Termination of Employment,” “Termination of Service,” or other event involving the Executive’s cessation of services, such payment(s) shall not be made unless such event constitutes a “Separation from Service” as defined in Treasury Regulations Section 1.409A-1(h).

6.                                      A new Section XXVI shall be added as follows:

Restriction on Timing of Distribution:

Notwithstanding any provision of this Agreement to the contrary, distributions under this Agreement may not commence earlier than six (6) months after the date of a Separation from Service (as described under the “Separation from Service” provision herein) if, pursuant to Internal Revenue Code Section 409A, the participant hereto is considered a “specified employee” (under Internal Revenue Code Section 416(i) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise. In the event a distribution is delayed pursuant to this Section, the originally scheduled distribution shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service. If payments are scheduled to be made in installments, the first six (6) months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule. If payment is scheduled to be made in a lump sum, the lump sum payment shall be delayed for six (6) months and instead be made on the first day of the seventh month.

7.                                      A new Section XXVII shall be added as follows:

Certain Accelerated Payments:

The Bank may make any accelerated distribution permissible under Treasury Regulation 1.409A-3(j)(4) to the Executive of deferred amounts, provided that such distribution(s) meets the requirements of Section 1.409A-3(j)(4).

Therefore, the foregoing changes are agreed to.

For the Bank

Date	Date

3

EXECUTIVE DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT, made and entered into this        day of                                   , by and between The Gratz National Bank, a banking corporation incorporated under the laws of Pennsylvania (hereinafter referred to as the “Bank”), and                                    (hereinafter referred to as the “Executive”);

WHEREAS, the Bank and the Executive wish to enter into an agreement relating to the Executive’s services to the Bank upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the payments herein provided and of mutual agreements contained herein, the parties hereto agree as follows:

I.                                        EXECUTIVE’S SERVICES

So long as the Executive shall continue to be an Executive of the Bank, the Executive shall devote the Executive’s best efforts to the performance of the Executive’s duties as an employee of the Bank.

II.                                   SALARY AND COMPENSATION

The salary and compensation covered under this Agreement shall be any and all amounts paid to the Executive for the Executive’s as an Executive. In addition, the salary and compensation shall include any salary or bonus that is paid to the Executive by the Bank. The salary and compensation covered under this Agreement shall be credited to the Executive in the manner and on the terms and conditions specified in Paragraph IV, subject to the election requirement of Paragraph III.

III.                              ELECTION OF DEFERRED COMPENSATION

The Executive shall, at the same time as entering this Agreement, file a written statement with the Bank notifying the Bank as to the percent (%) or dollar amount of salary and compensation as defined in Paragraph II that is to be deferred. The election to defer salary and compensation may only be made for salary and compensation not yet earned as of the date of said election. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of a signed written statement must be in writing and shall be effective for one (1) calendar year succeeding the year in which the modification or revocation is made.

IV.                               CREDITS TO DEFERRED COMPENSATION ACCOUNT

The Bank shall establish a bookkeeping account for the Executive (hereinafter called the “Executive’s Deferred Compensation Account”) which shall be credited on the dates such salary and compensation, as defined in Paragraph II, would otherwise have been paid with the percentage or dollar amount that the Executive has notified the Bank in writing, pursuant to Paragraph III, that the Executive elected to have deferred.

V.                                    INTEREST ON THE DEFERRED COMPENSATION ACCOUNT

The Executive’s Deferred Compensation Account shall be credited with an amount that is in addition to the salary and compensation credited under Paragraph IV. Such amount shall be determined by multiplying the balance of the Executive’s Deferred Compensation Account by a rate of interest equal to one hundred fifty percent (150%) of the average one year Treasury instrument for the plan year as quoted in the Wall Street Journal. Such rate shall be adjusted annually. Such amount shall be credited as long as there is a balance in the Executive’s Deferred Compensation Account and shall be credited on December 31st of each year.

VI.                               NATURE OF THE DEFERRED COMPENSATION ACCOUNT

The Executive’s Deferred Compensation Account shall be utilized solely as a device for the measurement and determination of the amount of deferred compensation to be paid to the Executive at the times hereinafter specified and the Bank shall not segregate any of its assets in order to satisfy any obligations under this Agreement. The Executive’s Deferred Compensation Account shall not constitute or be treated as a trust fund of any kind. On the contrary, it is understood that all amounts credited to the Executive’s Deferred Compensation Account shall be for the sole purpose of bookkeeping and remain the sole property of the Bank, and that the Executive shall have no ownership rights of any nature with respect thereto. The Executive’s rights are limited to the rights to receive payments as hereinafter provided, and the Executive’s position with respect thereto is that of a general unsecured creditor of the Bank.

VII.                          PAYMENT OF EXECUTIVE’S DEFERRED COMPENSATION

The amounts in the Executive’s Deferred Compensation Account shall be paid in equal monthly installments for one hundred and twenty (120) months. The amount payable shall be the balance of the Executive’s Deferred Compensation Account as defined in Paragraph IV, including all interest credited pursuant to Paragraph V.

VIII.                     PAYMENT OF MONTHLY INSTALLMENTS

Installment payments of deferred amounts shall commence on the first day of the calendar month following the end of the Executive’s term of office due to resignation, removal, failure to be re-elected, or the Executive’s sixty-fifth (65th) birthday or five (5) years from                         , whichever is later.

IX.                              DEATH OF EXECUTIVE PRIOR TO TERMINATION OF SERVICE OR COMMENCEMENT OF PAYMENTS

In the event of the death of the Executive prior to termination of service or commencement of payments, payments shall commence under this Paragraph within thirty (30) days after the Executive’s death and shall be made to a beneficiary or beneficiaries designated by the Executive in writing and delivered to the Bank’s president. The Executive shall have the right to change the designated beneficiary from time to time. In the event no designation is made, the Executive’s account balance(1) shall be paid, in a lump sum, to the Executive’s estate. The amount of the payments to be made under this Paragraph shall be calculated as if the Executive had survived to the later of five (5) years from                                or age sixty-five (65) and continued the dollar amount of deferrals made in the calendar year prior to the Executive’s date of death until that time with an annual interest crediting rate equal to the rate applicable to the Plan Year prior to the Executive’s date of death. The Bank shall annually calculate the amount payable pursuant to this Paragraph and advise the Executive no later than June 30th the amount that would be payable to the Executive’s beneficiary in the event of the Executive’s death.

X.                                   EXECUTIVE’S DEATH

In the event of the death of the Executive after commencement of payments but prior to the Executive receiving all payments due the Executive under this Agreement, the remaining payments shall be paid to a beneficiary or beneficiaries designed by the Executive in writing and delivered to the Bank’s president. The Executive shall have the right to change the Executive’s designated beneficiary from time to time. In the event no designation is made, the Executive’s account balance(1) shall be paid, in a lump sum to the Executive’s estate. The lump sum payment under this Paragraph shall be made within thirty (30) days after the Executive’s death.

XI.                              FUNDING

The Bank’s obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Bank shall not be obligated under any circumstances to fund its obligations, the Bank may, however, at its sole and exclusive option, elect to fund this Agreement in whole or in part.

(1)  Deferrals plus credited interest

Should the Bank elect to fund this Agreement informally, in whole or in part, the manner of such informal funding, and the continuance or discontinuance of such informal funding shall be the sole and exclusive decision of the Bank.

Should the Bank determine to informally fund this Agreement, in whole or in part, through the medium of life insurance or annuities, or both, the Bank shall be the owner and beneficiary of the policy. The Bank reserves the absolute right to terminate such life insurance or annuities, as well as any other funding at any time, either in whole or in part.

Any such life insurance or annuity policy purchased by the Bank shall not in any way by considered to be security for the performance of the obligations for this Agreement. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank and the Executive shall have no interest in such policy whatsoever.

XII.                         MEDICAL EXAMINATION

The Executive hereby agrees to submit to medical examination, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Bank may have applied for such insurance.

XIII.                    EFFECT ON OTHER BANK BENEFIT PLANS

Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit plans constituting a part of the Bank’s existing or future compensation structure.

XIV.                     ASSIGNMENT OR PLEDGE

The Executive’s Deferred Compensation Account and any payment payable at any time to this Agreement shall not be assignable or subject to pledge or hypothecation nor shall said payments be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise except to the extent as provided by law.

XV.                          CONTINUATION AS EXECUTIVE

Neither this Agreement nor the payments of any benefits there under shall be construed as giving to the Executive any right to be retained as a member of the Board of the Bank.

XVI.                     NAMED FIDUCIARY

The Named Fiduciary of this Agreement for purposes of claim procedures under this Agreement is the President of the Bank. The business address and telephone number of the Named Fiduciary under this Agreement is as follows:

The Bank shall have the right to change the Named Fiduciary under this Agreement at any time. The Bank shall give the Executive written notice of any change of the Named Fiduciary, address or telephone number.

XVII.                CLAIMS PROCEDURE AND ARBITRATION

In the event that benefits under this Agreement are not paid to the Executive (or to the Executive’s beneficiary(ies) in the case of the Executive’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary named above within sixty (60) days from the date payments are refused. The Named Fiduciary and the Bank shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary fails to take any action within the aforesaid ninety (90) day period.

If claimants desire a second review, they shall notify the Named Fiduciary in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any other documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Named Fiduciary shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and one member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

XVIII.           SEVERABILITY

Any provisions of this Agreement found to be invalid shall be severable and the remainder of this Agreement shall remain effective.

XIX.                    APPLICABLE STATE LA W

This Agreement shall be construed and interpreted in accordance with the laws of the State of Pennsylvania.

XX.                         ALIENABILITY

The rights of either party under this Agreement may not be transferred or assigned in any fashion or manner whatsoever.

XXI.                    TERMINATION OF AGREEMENT BY REASON OF CHANGES IN LAW

The bank is entering into this Agreement upon the assumption that certain existing tax laws will continue in effect in their current form. If there are any changes in Federal law affecting the tax-free accumulation of earnings within a life insurance policy, the income tax-free payment of proceeds from life insurance policies or the deduction from income or interest payments on certificates of deposit issued by banking institutions, the Bank shall have the option to terminate and modify this Agreement. Provided, however, that the Executive shall be entitled to receive at least the Executive’s Deferred Compensation Account including interest earned.

XII.                         MODIFICATION

This Agreement contains the entire understanding between the parties and supersedes all prior agreements and understanding between the parties with respect to matters set forth in this Agreement. Any additions or modifications to this Agreement must be in writing and signed by the parties.

XXII.               HEADINGS

Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

XXIV.           BINDING EFFECT

This Agreement shall be binding upon the parties hereto, their legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove and that, upon execution, each has received a conforming copy.

THE GRATZ NATIONAL BANK
Gratz, Pennsylvania

By:
Witness

By:
Witness